Exhibit 10.9

CONTRIBUTION AGREEMENT

BY AND AMONG

ARCHSTONE INC.

AND

ARCHSTONE ENTERPRISE LP

DATED AS OF             , 20

i

Exhibits

Exhibit A	Contributed Assets
Exhibit B	Contribution and Assumption Agreement
Exhibit C	Certification of Non-Foreign Status
Exhibit D	Definitions
Exhibit E	Form of Operating Partnership Agreement

ii

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (including all exhibits and schedules, this “Agreement”) is made and entered into as of             , 20    , by and among ARCHSTONE INC., a Maryland corporation (the “Company”), and ARCHSTONE ENTERPRISE LP, a Delaware limited partnership (the “Contributor”).

RECITALS

A. The Company owns 100% of the outstanding equity interests of             , a             , which will be the sole general partner of Archstone Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) upon its conversion to a limited partnership as described herein, and desires to consolidate the ownership of a portfolio of primarily multifamily real estate assets through the transactions (collectively, the “Formation Transaction”) contemplated by this Agreement, those certain Contribution Agreements of even date herewith (the “Other Contribution Agreements” and each, an “Other Contribution Agreement”) among the Operating Partnership and each of Archstone Nominee LP, Archstone, Smith Realty Company, the Contributor and Archstone Multifamily Series I Trust (collectively, the “Other Contributors” and each, an “Other Contributor”) and the other Formation Transaction Documents (as defined below).

B. The Formation Transaction is being effected in connection with the initial public offering (the “Public Offering”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

C. Substantially concurrently with the Closing (as defined below), the Operating Partnership, which is currently organized as a Delaware limited liability company, will convert into a Delaware limited partnership and change its name to “Archstone Operating Partnership LP” (collectively, the “Conversion”). Upon the Conversion, the Contributor will own an aggregate of             common units of limited partnership interests of the Operating Partnership (“Common Units”) comprised of (i) Common Units received by the Contributor pursuant to the Other Contribution Agreements to which the Contributor is a party, (ii) Common Units received by Archstone Nominee LP pursuant to the Other Contribution Agreement to which it is a party, which will be simultaneously distributed to the Contributor (through the direct parent(s) of Archstone Nominee LP), and (iii) Common Units that the Contributor will receive in exchange for the Contributor’s preferred equity interest in the Operating Partnership prior to the Conversion (collectively, the “Contributed Assets” as set forth on Exhibit A attached hereto).

D. The Contributor desires to, and the Company desires that the Contributor, contribute to the Company all of the Contributor’s right, title and interest in the Contributed Assets in exchange for shares of common stock in the Company in a transaction intended by the parties to be a taxable transaction for U.S. federal income tax purposes.

E. In connection with the Formation Transaction, concurrently with the execution of this Agreement, the Company, the Operating Partnership, the Contributor, the Other Contributors and/or their Affiliates are entering into the following agreements or documents: (i) the Other Contribution Agreements, (ii) a Stockholder Agreement by and between the Company and the

Contributor, (iii) a Registration Rights Agreement by and among the Company, the Contributor and certain Other Contributors, (iv) a Registration Rights and Lock-Up Agreement by and among the Company, the Contributor and certain Other Contributors, (v) an Indemnification and Tax Matters Agreement by and among the Company, the Operating Partnership, the Contributor and certain Affiliates of the Contributor (the “Tax Matters Agreement”), (vi) an Asset Put Option Agreement by and among the Company and the Contributor, (vii) a Services Agreement by and among an Affiliate of the Company and the Contributor, (viii) a Waiver of Related Party Tenant Ownership Limit by the Company in favor of the Contributor and certain of its Affiliates and (ix) the Master Formation Agreement by and among the Company, the Operating Partnership and the other parties thereto (the “Master Formation Agreement”) (together with the Operating Partnership Agreement (as defined below) and the other ancillary agreements and documents referred to in such agreements and documents, the “Formation Transaction Documents”).

F. All references in this Agreement to sections, articles, exhibits, schedules, attachments and recitals shall refer to the corresponding sections, articles, exhibits, schedules, attachments and recitals of or to this Agreement. Capitalized terms used and not defined in the body of this Agreement shall have the meanings set forth in Exhibit D attached hereto and incorporated herein.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the foregoing recitals are incorporated into, and made a part of this Agreement, and the parties hereto further agree as follows:

TERMS OF AGREEMENT

ARTICLE 1

CONTRIBUTION OF CONTRIBUTED ASSETS

Section 1.1 Contribution Transactions.

(a) At the Closing (as defined in Section 2.1), and subject to and on the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign, convey and deliver the Contributed Assets to the Company. The contribution of the Contributed Assets to the Company shall be evidenced by the execution and delivery of a Contribution and Assumption Agreement in substantially the form of Exhibit B attached hereto and incorporated herein.

(b) The parties shall take such additional actions and execute such additional documentation as may be required or reasonably requested by the Company in order to effect the transactions contemplated hereby.

Section 1.2 Conversion of the Operating Partnership. At the Closing, the Operating Partnership, which is currently organized as a Delaware limited liability company, will effectuate the Conversion by filing a Certificate of Conversion and Certificate of Limited Partnership with the Secretary of State of the State of Delaware and taking any and all additional actions as may be required to effectuate such conversion and name change. Upon the effectiveness of the Conversion, which shall occur at the Closing or as promptly thereafter as is possible, the Operating Partnership shall be governed by the Agreement of Limited Partnership of Archstone Operating Partnership LP in substantially the form attached hereto as Exhibit E (the “Operating Partnership Agreement”).

Section 1.3 Consideration for Contributed Assets. In exchange for the Contributed Assets contributed to the Company by the Contributor, the Company shall issue             shares of Common Stock to the Contributor (the “Common Shares”) upon the Conversion.

Section 1.4 Allocation of Consideration. In connection with the Closing, the consideration shall be allocated for tax and accounting purposes among the Contributed Assets as reasonably determined by the Company. Each of the Contributor and the Company agree to (a) be bound by such allocations, (b) act in accordance with such allocations in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto, and (c) take no position, and cause their Affiliates to take no position, inconsistent with such allocations for income tax purposes.

Section 1.5 Tax Treatment of Contribution. The contribution, transfer, conveyance and assignment of the Contributed Assets to the Company is intended to be a taxable transaction in connection with an election the Contributor will make pursuant to Section 1.337(d)-7(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rule and regulations promulgated thereunder, and any corresponding election under state or local law as set forth in the Tax Matters Agreement.

ARTICLE 2

CLOSING

Section 2.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the date of execution of this Agreement (the “Closing Date”). The Closing and the closing of the transactions contemplated by the Other Contribution Agreements shall be deemed to occur on the Closing Date in the order set forth in the Master Formation Agreement.

Section 2.2 Closing Deliveries. At the Closing, each party shall make, execute, acknowledge and deliver the legal documents and other items (collectively, the “Closing Documents”) necessary to carry out the intention of this Agreement, which Closing Documents and other items shall include, without limitation, the following:

(a) a Contribution and Assumption Agreement substantially in the form attached hereto as Exhibit B;

(b) the Operating Partnership Agreement;

(c) the applicable affidavit from the Contributor, or, if the Contributor is an entity disregarded from its owner for U.S. federal income tax purposes, such Contributor’s sole owner (the “Transferor”), in the appropriate form found in Exhibit C, stating, under penalty of perjury, the Contributor’s or, as applicable, the Transferor’s United States Taxpayer Identification Number and that the Contributor or, as applicable, the Transferor, is not a foreign person pursuant to section 1445(b)(2) of the Code;

(d) any other documents reasonably requested by the Company or the Operating Partnership to assign, transfer, convey, contribute and deliver the Contributed Assets, free and clear of all Encumbrances, and effectuate the transactions contemplated hereby; and

(e) such certificates or affidavits executed by the Contributor reasonably necessary to document the inapplicability of any federal or state withholding provisions, including, without limitation, those referred to in Section 3.2(f) below and any similar provisions under other applicable law. Notwithstanding anything herein to the contrary, the Company shall be entitled to withhold a portion of any payments otherwise to be made to the Contributor as required by the Code or any applicable state law and any such amounts withheld shall be treated as having been paid to the person to whom such amounts would have otherwise been paid.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with, the Contributor that:

(a) Organization; Authority. The Company has been duly formed and is validly existing under the laws of the jurisdiction of its incorporation with requisite power and authority to enter this Agreement and all agreements contemplated hereby and to carry out the transactions contemplated hereby and thereby.

(b) Due Authorization. The execution, delivery and performance of this Agreement and any other agreement, document or instrument to be executed and delivered by the Company pursuant to this Agreement has each been duly and validly authorized by all necessary action of the Company. Each of this Agreement and the agreements, documents and instruments executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, as from time to time in effect, or the application of equitable principles.

(c) Valid Issuance of Common Shares. The Common Shares, when issued and delivered in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

Section 3.2 Representations and Warranties of the Contributor. The Contributor represents and warrants to the Company as follows:

(a) Organization; Authority. The Contributor has been duly formed and is validly existing under the laws of the jurisdiction of its incorporation or formation with requisite power and authority, as applicable, to enter this Agreement and all agreements contemplated hereby and to carry out the transactions contemplated hereby and thereby.

(b) Due Authorization. The execution, delivery and performance of this Agreement and any other agreement, document or instrument to be executed and delivered by the Contributor pursuant to this Agreement has each been duly and validly authorized by all necessary action of the Contributor (including the actions required by the Contributor’s general partner). Each of this Agreement and the agreements, documents and instruments executed and delivered by or on behalf of the Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, as from time to time in effect, or the application of equitable principles.

(c) Consents and Approvals. No consent, waiver, approval or authorization of any third party, including, without limitation, any governmental authority or agency, is required to be obtained by the Contributor or the Persons controlling the Contributor (other than consents, waivers, approvals or authorizations (i) required to be obtained pursuant to loan documents, ground leases, joint venture agreements or other agreements to which the Company or any entities that will be its direct or indirect subsidiaries after the Formation Transaction will be a party and (ii) required by virtue of the assets or operations of the Company or any entities that will be its direct or indirect subsidiaries after the Formation Transaction) in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that has been satisfied or obtained or with respect to which the failure to obtain would not result in a Material Adverse Effect after the Formation Transaction.

(d) Ownership of the Contributed Assets. The Contributor owns the Contributed Assets free and clear of any Encumbrances and has good and valid title to such Contributed Assets. At the Closing, upon receipt of the consideration contemplated by this Agreement, the Contributor will have transferred the Contributed Assets to the Company free and clear of all Encumbrances.

(e) No Violation. None of the execution, delivery or performance of this Agreement, the documents required pursuant thereto and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, violate or conflict with any applicable law, or term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority, which is binding on the Contributor or by which the Contributor or any of the Contributed Assets are bound or subject, except as would not result in a Material Adverse Effect after the Formation Transaction.

(f) Non-Foreign Status. The Contributor is either (A) not a “disregarded entity” within the meaning of Treas. Reg. Section 1.1445-2(b)(2)(iii) and is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code), and is, therefore, not subject to the provisions of Code Sections 897 and 1445 relating to the withholding of sales proceeds to foreign persons, or (B) the Contributor is a “disregarded entity” within the meaning of Treas. Reg. Section 1.1445-2(b)(2)(iii) and the Contributor’s sole owner for U.S. federal income tax purposes is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code), and is, therefore, not subject to the provisions of Code Sections 897 and 1445 relating to the withholding of sales proceeds to foreign persons.

(g) No Brokers. Neither the Contributor nor any of its Affiliates directly or indirectly controlling the Contributor has had any contact or dealings regarding the Contributed Assets or any communication in connection with the subject matter of the transactions contemplated by this Agreement, through any broker or other Person that would give them a right to a commission or finder’s fee in connection therewith.

(h) Accredited Investor. The Contributor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act. The Contributor understands the risks of, and other considerations relating to, the acquisition of the Common Shares. The Contributor by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by the Contributor to represent or advise the Contributor with respect to the Contributor’s investment in the Common Shares:

(i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Contributor is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision;

(ii) is capable of protecting its own interest or has engaged representatives or advisors to assist the Contributor in protecting its interests;

(iii) is capable of bearing the economic risk of such investment; and

(iv) in making its decision to enter into this Agreement has conducted its own due diligence, has been represented by competent counsel and financial advisors and has not relied on oral or written advice from the Company or its affiliates, representatives, or agents or on representations or warranties of the Company other than those set forth in this Agreement.

(i) Unregistered Securities. The Contributor acknowledges that:

(i) the Common Shares to be acquired by the Contributor hereunder have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws;

(ii) the Company’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein; and

(iii) the Common Shares, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available.

The Contributor hereby acknowledges that because of the restrictions on transfer or assignment of the Common Shares, the Contributor may have to bear the economic risk of the investment commitment evidenced by this Agreement and the Common Shares issued hereby for an indefinite period of time.

(j) Investment For Own Account. The Common Shares to be acquired by the Contributor as contemplated hereby will be acquired for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein in any event in contravention of any state, federal or foreign securities laws.

Section 3.3 No Reliance, Properties As Is; Survival.

(a) The Company acknowledges that, except for the Contributor’s representations set forth in Section 3.2, it has not relied upon any statements, representations or warranties by the Contributor or any agent of the Contributor. Except for the Contributor’s representations set forth in Section 3.2, the Company agrees that (i) the Contributed Assets shall be contributed to the Company and that the Company shall accept possession of the Contributed Assets on the Closing Date strictly on an “AS IS, WHERE IS” and “WITH ALL FAULTS, LIABILITIES, AND DEFECTS, LATENT OR OTHERWISE, KNOWN OR UNKNOWN” basis, with no right of set-off or reduction in the Common Shares, and (ii) such contribution shall be without representation or warranty of any kind, express or implied, including any warranty of income potential, operating expenses, conformance of financial information to generally accepted accounting principles, uses, merchantability or fitness for a particular purpose and that the Contributor has, by executing this Agreement, disclaimed and renounced any such representation or warranty.

(b) The Contributor acknowledges that, except for the Company’s representations set forth in Section 3.1, it has not relied upon any statements, representations or warranties by the Company or any agent of the Company.

(c) The representations and warranties set forth in Section 3.2 (other than those set forth in Section 3.2(a), (b), (d) and (f)–(j)) shall terminate on the first anniversary of the Closing. The remainder of the representations and warranties of the parties set forth in this Agreement shall survive indefinitely.

ARTICLE 4

INDEMNIFICATION

Section 4.1 General Indemnification. The Contributor (the “Indemnifying Party”) shall indemnify and hold harmless the Operating Partnership, the Company and its directors, officers, managers and employees (the “Indemnified Parties”) from and against any and all actual claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation and remediation, costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds (each a “Loss”) in connection with or as a result of (i) any breach of a representation, warranty or covenant made by the Contributor or any Other Contributor contained in this Agreement or any Other Contribution Agreements, or (ii) any claims made by any Person that, prior to the contribution of the Contributed Assets, owned an equity interest in or was a creditor of the Operating Partnership, the Contributor or any Other Contributor directly or indirectly (through its ownership of an interest in another entity that directly or indirectly through one or more entities owns such equity interest or is a creditor), made in its capacity as such owner or creditor, arising out of the transactions contemplated by this Agreement, including without limitation, the number of Common Units received by the Contributor, any Other Contributor and the other owners of equity interests in the Operating Partnership prior to the Conversion.

Section 4.2 Notice and Defense of Third-Party Claims Against the Indemnified Party. As soon as reasonably practicable after receipt by an Indemnified Party of notice of any third party claim that would give rise to a Loss that is subject to indemnification by the Indemnifying Party under this Article 4, the Indemnified Party shall give notice thereof to the Indemnifying Party. The Indemnified Party may at its option demand indemnity under this Article 4 from the Indemnifying Party as soon as a claim has been threatened in writing by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to the Indemnifying Party. With respect to any indemnification claim made by the Indemnified Party pursuant to clause (i) of Section 4.1, the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 4 solely for those claims of which the Indemnified Party provides notice to the Indemnifying Party prior to the termination of the applicable representation or warranty as set forth in Section 3.3(c). The Indemnified Party shall permit the Indemnifying Party, at its option and expense, to assume the defense of any such claim by counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, that the Indemnified Party may at all times participate in such defense at its expense; provided, further, that the Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party, in its reasonable discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnified Party and its affiliates of a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages; and provided, further, that in the event of a conflict, the Indemnified Party may choose separate counsel at the Indemnifying Party’s reasonable cost and expense. If the Indemnifying Party shall fail to undertake such defense within 30 days after such notice, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Indemnifying Party; provided, that any compromise or settlement of such liability or claim shall be subject to the reasonable approval of the Indemnifying Party.

Section 4.3 Nature of Loss and Basis for Indemnification in Writing. Any claim for indemnification under Section 4.1 that is not described in Section 4.2 must be asserted in writing by the Indemnified Party, stating the nature of the Loss and the basis for indemnification therefor.

Section 4.4 No Effect on Insurance. Nothing contained in this Article 4 or this Agreement shall be construed to release or otherwise relieve any insurer of any Indemnified Party or any affiliate thereof from paying any of its claims or otherwise performing any of its duties and obligations pursuant to the terms and provisions of any policy of insurance which insures any Indemnified Party. If any claims as to which an Indemnified Party would be entitled to indemnification under Section 4.1 are covered by insurance, the indemnification obligations shall be reduced only by the amount paid by the insurance company and not by any deductible or other amount reimbursed to the insurance company by an Indemnified Party. The Indemnified Party shall exercise commercially reasonable efforts to recover from such insurance policies Losses arising from any claims as to which an Indemnified Party would be entitled to indemnification under Section 4.1.

Section 4.5 Limitation on Liability. Notwithstanding the foregoing or anything to the contrary contained herein or in the Other Contribution Agreements, the maximum aggregate liability of the Indemnifying Party and all of the Other Contributors (i) resulting from or relating to a breach by the Indemnifying Party of any of the representations and warranties or otherwise arising from the indemnification obligations set forth in this Article IV and (ii) resulting from or relating to a breach by any Other Contributor of any of the representations and warranties or otherwise arising from the indemnification obligations set forth in Article IV of any of the Other Contribution Agreements, shall be $100,000,000 in the aggregate.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Further Assurances. Each of the Contributor and the Company agrees to take such other actions and execute and deliver such additional documents following the Closing as the Contributor or the Company may reasonably request in order to effect the transactions contemplated hereby. In furtherance of the foregoing, the Contributor agrees that it will and will cause all of its Affiliates (other than the Company and its subsidiaries) to change their names to remove the word “Archstone” within thirty (30) days of the date of this Agreement.

Section 5.2 Counterparts. This Agreement may be executed in one or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.3 Governing Law. This Agreement shall be governed by the internal laws of the State of New York, without regard to the choice of laws provisions thereof.

Section 5.4 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 5.5 Entire Agreement. This Agreement together with the other Formation Transaction Documents constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties and any attempted assignment without such consent shall be void and of no effect.

Section 5.7 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 5.8 Third Party Beneficiary. Other than the indemnification provisions in favor of the Indemnified Parties, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, Affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.

Section 5.9 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons, entities or circumstances will be interpreted so as reasonably to affect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the parties to effect such replacement.

Section 5.10 Equitable Remedies. Each party hereby agrees that irreparable damage would occur to the other parties in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any of them shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any others of them and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the non-breaching party is entitled under this Agreement or otherwise at law or in equity.

Section 5.11 Time of the Essence. Time is of the essence with respect to all obligations under this Agreement.

Section 5.12 Notice. Any notice to be given hereunder by any party to the other parties shall be given in writing by personal delivery, by registered or certified mail, postage prepaid, return receipt requested or by any nationally-recognized overnight carrier, and shall be deemed communicated as of the date of personal delivery (including delivery by overnight courier). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To Contributor:	Archstone Enterprise LP
c/o Lehman Brothers Holdings Inc.
1271 Avenue of the Americas
New York, NY 10020
Attention: Doug Sessler
Attention: General Counsel

With a copy to:	Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: W. Michael Bond

To the Company:	Archstone, Inc.
9200 E. Panorama Circle, Suite 400
Englewood, CO 80112
Attention: Ariel Amir

With a copy to:	Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attention: Gilbert G. Menna
Daniel P. Adams

Section 5.13 Joint Preparation. The parties acknowledge that this Agreement was jointly prepared by them, by and through their legal counsel, and any uncertainty or ambiguity existing herein shall not be interpreted against any of the parties, but otherwise according to the application of the rules on interpretation of contracts.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

ARCHSTONE INC., a Maryland corporation

By:
Name:
Title:

CONTRIBUTOR:

ARCHSTONE ENTERPRISE LP, a Delaware limited partnership

By:
Name:
Title:

(Signature Page to Contribution Agreement)

EXHIBIT A

TO

CONTRIBUTION AGREEMENT

CONTRIBUTED ASSETS

[                    ] common units of limited partnership interests in the Operating Partnership

A-1

EXHIBIT B

TO

CONTRIBUTION AGREEMENT

CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby assigns, transfers, contributes and conveys to Archstone Inc., a Maryland corporation (the “Company”), the full right, title and interest to the Contributed Assets set forth on Schedule I attached hereto and made a part hereof, TO HAVE AND TO HOLD the same unto the Company, its successors and assigns, forever.

Upon the execution and delivery hereof, the Company assumes all obligations in respect of the Contributed Assets.

Executed:             , 20

ARCHSTONE ENTERPRISE LP,
a Delaware limited partnership

By:
Name:
Title:

ARCHSTONE, INC., a Maryland corporation

By:
Name:
Title:

B-1

Schedule I

To

Contribution and Assumption Agreement

Contributed Assets

[                    ] common units of limited partnership interests in the Operating Partnership

B-2

EXHIBIT C

TO

CONTRIBUTION AGREEMENT

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Archstone Inc., a Maryland corporation (the “Transferee”), that the withholding of tax is not required upon the contribution of assets by Archstone Enterprise LP, a Delaware limited partnership (“Contributor”) to the Transferee in exchange for             shares of Common Stock, the undersigned hereby certifies the following on behalf of Contributor:

1. Contributor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the regulations promulgated thereunder (the “Treasury Regulations”));

2. Contributor is not a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii).

3. Contributor’s employer identification number (Contributor’s social security number, if Contributor is an individual) is                     ; and

4. Contributor’s address is: [                            ]

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Contributor.

By:	ARCHSTONE ENTERPRISE LP,
a Delaware limited partnership

By:
Name:
Title:
Date: , 20

Address:

C-1

EXHIBIT D

TO

CONTRIBUTION AGREEMENT

DEFINITIONS

The following capitalized terms used in this Agreement shall have the meanings set forth below.

Affiliate: Means a Person who as to another Person controls, is controlled by, or is under common control with, such other Person.

Encumbrances: Means each of the following: all pledges, liens, options, charges, security interests, restrictions, prior assignments, encumbrances, rights of others, licenses, or other similar arrangement or interest of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by the property in question.

Material Adverse Effect: Means any material adverse effect on the assets, business, financial condition, prospects or results of operations of the Company, the Operating Partnership and their direct and indirect subsidiaries, taken as a whole.

Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

Securities Act: Means the Securities Act of 1933, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

D-1

EXHIBIT E

TO

CONTRIBUTION AGREEMENT

FORM OF OPERATING PARTNERSHIP AGREEMENT

E-1